Exhibit 99.1

Stran & Company Reports 73% Increase in Sales and Achieves Record Revenue
of $14.8 Million for the Second Quarter of 2022

Conference Call to Be Held Today at 10:00 am ET

Quincy, MA / August 15, 2022 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today provided a business update and reported financial results for the three months ended June 30, 2022.

Andy Shape, President and CEO of Stran, commented, “We continued our growth trajectory during the second quarter, illustrated by record revenue of $14.8 million, a 72.5% increase compared to the same period last year. Importantly, on an organic basis, our year-over-year revenue increased 49.4%, reinforcing our traction in the market. We remain committed to our business growth strategy involving expansion of our geographic footprint, entering new verticals and opportunistic acquisitions that complement our existing platform. Towards this end, I’m proud to report that we have fully integrated G.A.P. Promotions into our business operations, which we acquired in January 2022. More recently, we entered into a definitive agreement to acquire Trend Brand Solutions, a leading global brand solutions company, strategically headquartered in Tomball, Texas. As we work toward realizing our M&A goals, we expect to increase our customer base, grow our capabilities within the beverage space, and expand our geographic presence within the United States. Given the fragmented nature of the industry, we believe that our strategy of acquiring under-valued and accretive businesses will remain a key aspect of our strategy, bringing together innovation, relationships, and top-tier talent.”

Mr. Shape continued, “In order to further accelerate growth and leverage our established infrastructure, we recently expanded our sales and marketing initiatives by establishing a dedicated lead generation team and increasing our digital marketing spend. Although we are now carrying public company expenses that we did not incur last year and added other fixed expenses to support our planned growth, we expect to resume and build upon our track record of profitability given our highly scalable operations. Overall, we have maintained a solid balance sheet with over $28 million of cash and cash equivalents as of June 30, 2022, which provides us significant resources to execute on our business growth strategy and establish Stran as a preeminent force in the promotional products industry.”

Financial Results

Revenue for the three months ended June 30, 2022 was $14.8 million compared to $8.6 million for the same period in 2021. The increase was primarily due to higher spending from existing clients as well as business from new customers. Additionally, the Company benefited from the acquisition of the G.A.P. Promotions assets in January 2022.

Gross profit increased to $3.8 million, or 25.4% of revenue, for the three months ended June 30, 2022, compared to $2.1 million, or 25.0% of revenue, for the same period last year. The increase in gross profit was due to increased sales, partially offset by an increase in purchasing costs.

Net loss for the three months ended June 30, 2022 was approximately $0.4 million, compared to net loss of approximately $0.2 million for the same period last year. This increase was primarily due to integration expenses related to the January 2022 acquisition of the G.A.P. Promotions assets, ongoing expenses related to being a public company, and higher cost of purchases. These factors were partially offset by the increase in sales from the G.A.P. Promotions asset purchase and the increase from recurring organic sales.

Conference Call

Stran will host a conference call today at 10:00 A.M. Eastern Time to discuss the Company’s financial results for the second quarter ended June 30, 2022, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 371218. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2855/46359 or on the Investors section of the Company’s website at ir.stran.com.

A webcast replay will also be available on the Company’s Investors section of the website (ir.stran.com) through August 12, 2023. A telephone replay of the call will be available approximately one hour following the call, through August 26, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 46359.

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen partner of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide \order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$28,201,906	$32,226,668
Accounts Receivable, Net	11,337,433	8,982,768
Deferred Income Taxes	386,700	113,000
Inventory	5,958,141	5,230,792
Prepaid Corporate Taxes	87,459	87,459
Deposits	634,210	623,402
Prepaid Expenses	303,508	299,411
	46,909,357	47,563,500

PROPERTY AND EQUIPMENT, NET:	696,812	615,837

OTHER ASSETS:
Intangible Assets - Customer Lists, Net	3,979,824	1,929,294
Right of Use Asset - Office Leases	942,728	1,094,778
	4,922,552	3,024,072
	$52,528,721	$51,203,409

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Current Portion of Contingent Earn-Out Liabilities	$1,598,635	$665,855
Current Obligation under Right of Use Asset - Office Leases	319,532	310,095
Accounts Payable and Accrued Expenses	1,788,382	4,983,496
Accrued Payroll and Related	779,985	836,915
Unearned Revenue	1,626,145	721,608
Rewards Program Liability	3,918,878	43,878
Sales Tax Payable	271,461	106,824
Note Payable - Wildman	162,358	162,358
	10,465,376	7,831,029

LONG-TERM LIABILITIES:
Long-Term Contingent Earn-Out Liability	1,241,052	976,078
Long-Term Obligation under Right of Use Asset - Office Leases	623,196	784,683
	1,864,248	1,760,761

STOCKHOLDER’S EQUITY:
Common Stock, $.0001 Par Value; 300,000,000 Shares Authorized, 19,139,330 and 19,753,852 Shares Issued and Outstanding as of June 30, 2022 and December 31, 2021, respectively	1,915	1,976
Additional Paid-In Capital	39,328,445	39,747,649
Retained Earnings	868,737	1,861,994
	40,199,097	41,611,619
	$52,528,721	$51,203,409

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) AND RETAINED EARNINGS
THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021

SALES	$14,806,904	$8,583,201	$27,066,487	$16,127,392

COST OF SALES:
Purchases	9,497,551	5,538,100	17,454,167	10,073,333
Freight	1,549,163	900,394	2,633,965	1,617,644
	11,046,714	6,438,494	20,088,132	11,690,977

GROSS PROFIT	3,760,190	2,144,707	6,978,355	4,436,415

OPERATING EXPENSES:
General and Administrative Expenses	4,232,170	2,998,574	8,256,388	5,644,031
	4,232,170	2,998,574	8,256,388	5,644,031

LOSS FROM OPERATIONS	(471,980)	(853,867)	(1,278,033)	(1,207,616)

OTHER INCOME AND (EXPENSE):
Other Expense	(23,781)	-	(27,461)	-
Other Income	8,519	770,062	99,114	770,062
Interest Expense	(2,411)	(26,944)	(6,142)	(39,806)
	(17,673)	743,118	65,511	730,256

LOSS BEFORE INCOME TAXES	(489,653)	(110,749)	(1,212,522)	(477,360)

PROVISION FOR INCOME TAXES	(42,210)	58,140	(219,265)	(18,386)

NET LOSS	(447,443)	(168,889)	(993,257)	(458,974)

NET EARNINGS PER COMMON SHARE
Basic	$(0.02)	$(0.02)	$(0.05)	$(0.05)
Diluted	$(0.01)	$(0.02)	$(0.03)	$(0.05)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	19,971,552	10,000,000	19,971,552	10,000,000
Diluted	31,683,717	10,000,000	31,683,717	10,000,000

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